UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2009

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On August 3, 2009, (i) PepsiCo, Inc., a North Carolina corporation (the “Company”), The Pepsi Bottling Group, Inc., a Delaware corporation (“PBG”), and Pepsi-Cola Metropolitan Bottling Company, Inc., a New Jersey corporation wholly-owned by the Company (“Metro”), entered into an Agreement and Plan of Merger (the “PBG Merger Agreement”) and (ii) the Company, PepsiAmericas, Inc., a Delaware corporation (“PAS”), and Metro entered into an Agreement and Plan of Merger (the “PAS Merger Agreement” and, together with the PBG Merger Agreement, the “Merger Agreements”).

The PBG Merger Agreement provides that, upon the terms and subject to the conditions set forth in the PBG Merger Agreement, PBG will be merged with and into Metro (the “PBG Merger”), with Metro continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of the Company.  As of the effective time of the PBG Merger, each outstanding share of common stock of PBG (each, a “PBG Share”) that is not owned by Metro, PepsiCo or a subsidiary of PepsiCo or held by PBG as treasury stock will be cancelled and converted into the right to receive, at the holder’s election, either 0.6432 shares of common stock of the Company or $36.50 in cash, without interest, subject to proration provisions which provide that an aggregate 50% of the outstanding PBG Shares will be converted into the right to receive common stock of the Company and an aggregate 50% of the outstanding PBG Shares will be converted into the right to receive cash.

The PAS Merger Agreement provides that, upon the terms and subject to the conditions set forth in the PAS Merger Agreement, PAS will merge with and into Metro (the “PAS Merger”), with Metro continuing as the surviving corporation and a wholly owned subsidiary of the Company.  As of the effective time of the PAS Merger, each outstanding share of common stock of PAS (each, a “PAS Share”) that is not owned by Metro, PepsiCo or a subsidiary of PepsiCo or held by PAS as treasury stock will be cancelled and converted into the right to receive, at the holder’s election, either 0.5022 shares of common stock of the Company or $28.50 in cash, without interest, subject to proration provisions which provide that an aggregate 50% of the outstanding PAS Shares will be converted into the right to receive common stock of the Company and an aggregate 50% of the outstanding PAS Shares will be converted into the right to receive cash.

Consummation of each of the Mergers is subject to various conditions, including, in the case of the PBG Merger, the adoption of the PBG Merger Agreement by PBG’s stockholders, the absence of legal prohibitions and the receipt of requisite regulatory approvals, and, in the case of the PAS Merger, the adoption of the PAS Merger Agreement by PAS’s stockholders, the absence of legal prohibitions and the receipt of requisite regulatory approvals.  In addition, the Company’s obligation to consummate the PAS Merger is subject to the satisfaction of certain conditions to the consummation of the PBG Merger to the extent they relate to competition laws.  Consummation of the Mergers is not subject to a financing condition.

Each of the Merger Agreements contains certain termination rights for both the Company, on the one hand, and PBG or PAS, as the case may be, on the other hand.  The PBG Merger Agreement provides that, upon termination under specified circumstances, PBG would be required to pay the Company a termination fee of $165.3 million.  The PAS Merger Agreement provides that, upon termination under specified circumstances, PAS would be required to pay the Company a termination fee of $71.6 million.

The foregoing summary of the Merger Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreements, which are attached as Exhibit 2.1 (PBG Merger Agreement) and Exhibit 2.2 (PAS Merger Agreement) and incorporated herein by reference.

The Merger Agreements have been included to provide security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company, PBG or PAS.  The representations, warranties and covenants contained in each Merger Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Merger Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, PBG, PAS or Metro.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.  Other Events.

On August 3, 2009, the Company entered into a commitment letter (the “Commitment Letter”) pursuant to which Bank of America, N.A., Banc of America Securities LLC and affiliates of Citigroup Global Markets Inc. have committed to provide up to $4 billion under a 364-day senior unsecured revolving credit facility to finance the Mergers, including to backstop commercial paper issued in connection therewith.  The commitment is subject to various conditions.  The foregoing summary of the Commitment Letter, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached as Exhibit 99.2 and incorporated herein by reference.

On August 4, 2009, the Company, PBG and PAS issued a joint press release announcing that they had entered into the PBG Merger Agreement and the PAS Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

2.1
Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., The Pepsi Bottling Group, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

2.2
Agreement and Plan of Merger dated as of August 3 2009, among PepsiCo, Inc., PepsiAmericas, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Joint Press Release issued by PepsiCo, Inc., The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc., dated August 4, 2009, announcing entry into the PBG Merger Agreement and the PAS Merger Agreement.

99.2	Commitment Letter among Bank of America, N.A., Banc of America Securities LLC, affiliates of Citigroup Global Markets Inc. and PepsiCo, Inc., dated August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date:	August 4, 2009	By:	/s/ Thomas H. Tamoney, Jr.
			Name:	Thomas H. Tamoney, Jr.
			Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., The Pepsi Bottling Group, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc.
2.2	Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., PepsiAmericas, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc.
99.1	Joint Press Release issued by PepsiCo, Inc., The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc., dated August 4, 2009, announcing entry into the PBG Merger Agreement and the PAS Merger Agreement.
99.2	Commitment Letter among Bank of America, N.A., Banc of America Securities LLC, affiliates of Citigroup Global Markets Inc. and PepsiCo, Inc., dated August 3, 2009.